Exhibit 16.1

McGladrey LLP

515 South Flower Street, 41st Floor

Los Angeles, CA 90071

O 213.330.4800 F 213.330.4880

www.mcgladrey.com

March 21, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Entravision Communications Corporation’s statements included under Item 4.01 of its Form 8-K filed on March 21, 2104 and we agree with such statements concerning our firm.

/s/ McGladrey LLP